Contract of cash loan for consumption

Kanto Kinbasha, Co., Ltd. (hereinafter called “the borrower”), Masatoshi Takahama (hereinafter called “the co-signer”) and Tsukuba Bank, Ltd. (hereinafter called “the lender”) agree as follows on March 30, 2010 (hereinafter called “the contract”).

Article 1 (Definitions)
In this contract (including the appendix), the terms described below have the meanings defined below, except where the context otherwise requires:

1. The “deposit account” means the ordinary savings account with Hitachi branch of Tsukuba Bank, Ltd held in the name of the borrower took over by the borrower as a result of the split for building as deposit the reserve for repaying debts based on the loan-related contracts and operating the related business (account number: ［1052996］, account holder: Masatoshi Takahama, Representative Director of Kinbasha, Co., Ltd.).

2. The “business day” means a day except for the bank holidays in Japan.

3. The “parent company” means Kinbasha, Co., Ltd..

4. The “related business” means Pachinko business operated by the borrower (Mito, Ushiku-Minami, Ishioka and Hitachi station front parlors).

5. The “Companies Act” means the Companies Act (Act No. 86 of 2005, as amended).

6. The “remaining principal on the loan” means the total amount of the remaining principal on the loan tranche A and the remaining principal on the loan tranche B.

7. The “remaining principal on the loan tranche A” means the total amount of the outstanding principal on the loan tranche A.

8. The “remaining principal on the loan tranche B” means the total amount of the outstanding principal on the loan tranche B.

9. The “duty to make loans” means the duty that the lender makes loans to the borrower on the date of execution, provided that requirements stipulated in items of the Article 4 are

satisfied. The lender, when the conditions stipulated in the Article 4 (including a submission of the prerequisite fulfillment certificate to the lender stipulated in the item 9 of the same Article) are not even partially satisfied by 2 business days before the last business day in June 2010, shall not assume the duty to make loans hereafter.

10. The “amount of making the loan” means the total amount of making the loans on the loan tranche A and the loan tranche B as of the day of making the loan of JPY 1,495 million.

11. The “amount of making the loan on the tranche A” means the amount of making the loans on the loan tranche A as of the day of making the loan of JPY 850 million.

12. The “amount of making the loan on tranche B” means the amount of making the loan on the loan tranche B as of the day of making the loan of JPY 645 million.

13. The “reasons for not making the loan” means, among (i) occurrence of natural disaster/war, (ii) interruption/fault of electricity/communication/various payment systems, (iii) reasons for not making yen denominated fund loan transactions occurring in the Tokyo interbank market, or (iv) other reasons not attributable to the lender, the reason the lender thinks make it impossible to make the loan.

14. The “borrowing rate” means the base rate applicable to the compounding interval plus the annual rate of 0.925% for each compounding interval. The base rate applicable to each compounding interval is to the base rate 2 business days before the base rate fixed date immediate before the start date of the relevant compounding interval.

15. The “base rate” means the long-term prime loan rate linked to short-term prime rate determined by the lender.

16. The “base rate fixed date” means the 15th day of every month, provided, however, that the base rate fixed date, when the relevant day is not a business day, shall be the next business day and, when the relevant next business day fall into the next month, shall be a bank business day immediate before the relevant next business day.

17. The following is collectively referred to as “existing security interest”.

(i) All revolving mortgages tied to the real estates of which the ownership right was took over by the borrower as a result of the split with the lender being set as the revolving mortgage

holder. The existing security interest includes both of the revolving mortgages with the Kanto Tsukuba Bank, Ltd being set as the revolving mortgage holder and with the Ibaraki Bank, Ltd. being set as the revolving mortgage holder before the merger dated on March 1, 2010 where the Kanto Tsukuba Bank, Ltd. was the surviving company in the absorption-type merger (the bank was renamed Tsukuba Bank, Ltd. coincident with the merger) and the Ibaraki Bank, Ltd. was the extinct company. The borrower shall register a change in the debtor of the relevant revolving mortgage according to the instruction from the lender immediate after the date of execution.

(ii) Revolving mortgages tied to the real estate held by the parent company (a land and a building located in 2-211 Saiwai-cho, Hitachi-shi) after the split with the lender being set as the revolving mortgage holder. The borrower shall register a change in the debtor of the relevant revolving mortgage according to the instruction from the lender immediate after the date of execution.

18. The “due date for the payment of principal during the period” means days stipulated in the “due date for the payment of principal” section as a day to pay the principal equal to the amount stipulated in the “amount of paying the principal” section in the appendix 1-1: Payment schedule for the tranche A and the appendix 1-2: Payment schedule for the tranche B (however, the maturity date is excluded. The due date, when the relevant day is not business day, shall be the next business day and, when the relevant next business day falls into the next month, shall be the business day before the relevant next business day).

19. The “allowed security interest” means the revolving mortgage with Katsuta Credit Union being set as the revolving mortgage holder, which is stipulated in the appendix 6.

20. The “banking arrangement” means the banking arrangement dated on December 21, 2009 entered into between the borrower and the lender.

21. The “account for paying expenses” means the ordinary savings account with Hitachi branch of Tsukuba Bank, Ltd. held in the name of the borrower took over by the borrower as a result of the split for expenses and capital spending, etc. of the borrower (account number: [1066736], account holder: Masatoshi Takahama, Representative Director of Kanto Kinbasha, Co., Ltd.).

22. The “subsidiary” and “affiliated company” mean those as defined in the Article 8 of the

Regulations for the Terms, Formats and Preparation Method for Financial Statements (Ministry of Finance Ordinance No. 59 of 1963, as amended).

23. The “taxes and duties” means all taxes or duties including income tax, corporate tax and other taxes to be imposed based on the Japanese law.

24. The “financial statements” means the balance sheet, the income statement, the statement of changes in shareholders’ equity, the business report and other documents concerning finance to be reasonably required by the lender (each statement includes the both consolidated and non-consolidated statements).

25. The “business plan” means annual and long-term business plans.

26. The “date of execution” means 2 business days after the day when all conditions stipulated in the items of the Article 4 are satisfied and the prerequisite fulfillment certificate in the item 9 of the same Article is submitted to the lender in business days of the period from date of signing the contract to June 30, 2010.

27. The “increased expense” means an increase in the loan expense (the amount reasonably calculated by the lender) in case where enactment and revisions of the laws and regulations or changes in their interpretation or operation and building or increasing the reserves remarkably increase the loan expense of the lender based on the loan related contracts (except for an increase in the loan expense caused by a change in the tax rate for taxable income of the lender).

28. The “security interest” means mortgage, revolving mortgage, right of pledge, statutory lien, mortgage by transfer, reservation for proprietary rights and all other security interests similar to them (including revolving collateral) (except for the security rights generated based on provisions of the laws in the ordinary course of business).

29. The “long-term business plan” means the business plan for 10 years of the borrower including contents and in the format reasonably designated in the appendix 8-1 and by the lender and describing the business and financing plans for every 6 months.

30. The “account for paying rent” is the account of the lessor related with stores and parking places of the related businesses rented by the borrower and means the ordinary savings

account held in the name of Noguchi Housing, Co., Ltd. (Joyo Bank, Ltd., Ushiku branch, account number : [1348323], account holder: Noguchi Housing, Co., Ltd.), the ordinary savings account held in the name of Tsune Terabe (Tsukuba Bank, Ltd., Ushiku-Higashi branch, account number : [93070], account holder: Tsune Terabe), the ordinary savings account held in the name of Hitoshi Ouchi (Joyo Bank, Ltd., Miwa branch, account number : [1023273], account holder: Hitoshi Ouchi), the ordinary savings account held in the name of Etsuko Fujieda (Joyo Bank, Ltd., Ishioka-Higashi branch, account number : [6015537], account holder: Etsuko Fujieda), the ordinary savings account held in the name of Fujieda Shoji, Co., Ltd. (Joyo Bank, Ltd., Ishioka-Higashi branch, account number : [6032747], account holder: Fujieda Shoji, Co., Ltd.), the ordinary savings account held in the name of Kazuyoshi Fujieda (Joyo Bank, Ltd., Ishioka-Higashi branch, account number : [9000846], account holder: Kazuyoshi Fujieda) and the ordinary savings account held in the name of Kou Fujieda (Joyo Bank, Ltd., Ishioka-Higashi branch, account number : [6021146], account holder: Kou Fujieda).

31. The “account for receiving and making payments” means the ordinary savings account with the Hitachi branch of Tsukuba Bank Ltd. held in the name of the borrower for making the loan and paying debts and operating the related businesses based on the loan-related contracts (account number: [618178], account holder: Masatoshi Takahama, Representative Director of Kanto Kinbasha, Co., Ltd.) took over by the borrower as a result of the split.

32. The “annual business plan” means the business plan for a year of the borrower including contents and in the format reasonably designated in the appendix 8-2 and by the lender and describing the business and financing plans for every month.

33. The “due date for payment” means the due date for the payment of principal during the period and the maturity date for the principal of the loan, the interest payment dates for interests and dates determined as date to make the payment in accordance with the loan-related contracts.

34. The “laws and regulations” means treaties, laws, government ordinances, ministry ordinances, regulations, notifications, judgments, judicial decisions, decisions, arbitration awards, circular notices and policies of the related authorities applicable to the related contracts, transactions based on the related contracts or the person concerned of the related contracts.

35. The “loan” is collectively referred to as loans and transactions of cash loan for consumption relevant to the loan tranche A and the loan tranche B.

36. The “loan tranche A” means loans and transactions of cash loan for consumption relevant to the tranche A made based on the Article 5 of the contract.

37. The “loan tranche B” means loans and transactions of cash loan for consumption relevant to the tranche B made based on the Article 5 of the contract.

38. The “memorandum of understanding” means the memorandum of understanding concerning fund management, etc. dated on December 21, 2009 (as amended) entered into among the borrower, the co-signer, the parent company and the lender.

39. The “share pledge agreement” means the certificate on pledging shares dated on December 21, 2009 (as amended) entered into among the parent company, the borrower, and the lender in terms of shares of the borrower.

40. The “related contracts” is collectively referred to as the loan related contracts, the outsourcing contract (the parent company), the outsourcing contract (accounting firm) and the rent contract.

41. The “outsourcing contract (the parent company)” means the outsourcing contract document dated on December 21, 2009 (as amended) entered into between the borrower and the parent company.

42. The “outsourcing contract (the accounting firm)” means the outsourcing contract document dated on December 21, 2009 (as amended) entered into between the borrower and the accounting firm yenbridge.

43. The “agreement on establishing the security interest” is collectively referred to as (i) the collateral pledge agreements of existing security interests (including all amendments), (ii) the share pledge agreement, the agreement on establishing the right of pledge over the insurance amounts and other collateral pledge agreements agreed to be separately entered into for securing the loans receivable between the lender and the borrower by the date of execution and (iii) pledge agreements relevant to all security interests to be established for securing the loan after the date of execution (including cases where the loan is secured as

debts secured by the revolving security interest. Including but not limited to items stipulated in the Article 16, paragraph 1, item 15 (b) as well as all security interests to be established in future) (including all amendments).

44. The “security interest” is collectively referred to as security interests established or being established based on the agreement on establishing the security interest (including the existing security interests and all current and future security rights securing the loan).

45. The “split” means the incorporation-type company split executed on the date of split of December 21, 2009 where the parent company was the demerged company and the newly established borrower was the succeeding company.

46. The “agreement on establishing the right of pledge over the insurance amounts” means the agreement on establishing the right of pledge over the insurance claims of the insurance policy attached to the buildings related with the related business and held by the parent company between the lender and borrower or the lender and the parent company (the building located in 2-211 Saiwai-cho, Hitachi-shi) and includes the memorandum of understanding, the revolving mortgage pledge agreement and mortgage pledge agreement in the collateral pledge agreements, other arrangements on establishing the right of pledge over the insurance claims of the insurance policy stipulated in the loan-related contracts and other arrangements set forth in the document requesting insurance companies to approve the establishment of the right of pledge (including the written request and approval on approval of establishing the right of pledge, regardless of its name).

47. The “loan-related contracts” is collectively referred to as the contract, the memorandum of understanding, the banking arrangement and the agreement on establishing the security interest.

48. The “rent contract” means the rent contract relevant to stores, lands and parking places of the related businesses rented by the borrower (including those took over by the borrower as a result of the split and all later revisions, renewals and new contracts).

49 The “payback of interests paid” means the amount calculated by multiplying the borrowing rate and the net number of days from the day immediate after the date of pre-payment to the next interest payment date by the amount of prepayment when the prepayment is made.

50. The “maturity date” means November 30, 2024 (provided that the maturity date, when the relevant day is not business day, shall be the next business day and, when the relevant next business day falls into the next month, shall be the business day before the relevant next business day).

51. The “lease obligations” means obligations relevant to lease and rental transactions unless stated otherwise and includes all obligations on equipments used by the borrower where the parent company assumes lease obligations to leasing companies and the borrower is obligated to make payments to the parent company.

52. The “compounding interval” means the period from the date of execution (inclusive) to the latest interest payment date (inclusive) for the first interval, the periods from the day after the immediately preceding interest payment date (inclusive) to the next interest payment date (inclusive) for the second interval and beyond and the period from the day after the interest payment date immediate before the maturity date (inclusive) to the maturity date (inclusive) for the last interval.

53. The “interest payment date” is the day of paying the interest and means the last day of every month for periods from the date of execution and the day after the date of execution to the maturity date (provided that the interest payment date, when the relevant day is not business day, shall be the next business day and, when the relevant next business day falls into the next month, shall be the business day before the relevant next business day).

Article 2 (Rights and obligations of the lender)
The lender assumes the duty to make loans according to the provisions of the loan-related contracts.

Article 3 (Uses of funds)
The borrower shall use money raised by the loan as refinancing funds to the borrower according to the following classification.
The loan tranche A: liabilities concerning loan receivable recorded as tranche A at the detailed statement of uses of funds in the appendix 2
The loan tranche B: liabilities concerning loan receivable recorded as tranche B at the detailed statement of uses of funds in the appendix 2

Article 4 (Preconditions of assuming the duty to make loans)

The lender assume the duty to make loans stipulated in the Article 2 provided that all conditions set forth in the following items are satisfied on the date of execution (except for conditions which the lender exempts the borrower from and gives the borrower a grace on paper. The paper is required to satisfy the lender). As for conditions that the lender gives the borrower a grace, the borrower shall take necessary procedures immediately according to the instruction from the lender after the date of execution.

(i) There is no occurrence of the reasons for not making the loan.

(ii) All expressions and assurances stipulated in items of the Article 15 are true and correct.

(iii) There is no occurrence nor its possibility of the reasons for forfeiture of the benefit of time set forth in the Article 17.

(iv) The lender is not exempted from the duty to make loans.

(v) The related contracts (the collateral pledge contracts are limited to those to be planned to be entered into on the date of execution or before. Hereinafter the same shall apply in this article) were effectively entered into and maintained with its contents satisfying the lender and the borrower does not violate the related contracts.

(vi) On the date of execution, the lender reasonably make a judgment that it will be sure of getting security interests with the first priority (the same priority as immediately before the split for existing security interests, but the first priority for the property located in Ryugasaki-shi) according to the agreement on establishing the security interest and having the perfection (including but not limited to the passing of the period for claiming the determination on the principal of revolving mortgage by persons establishing the revolving mortgage except for the debtors provided in the Civil Law as a result of the merger of the lender dated on March 1, 2010 with the claim not being filed or the lender’s judgment that it is sure that the relevant claim will not be filed). However, the registration of the ownership on the real estate of which the ownership was took over by the borrower as a result of the split (Ushiku-Minami and Ishioka parlors) and real estate held by the parent company (a land and a building located in 2-211 Saiwai-cho, Hitachi-shi) remained unchanged as Kinbasha, Co., Ltd. the non-surviving company established on March 20, 1957 as of the absorption-type merger on July 1, 1999. The registration necessary to change the name of these real estate

to Ibaraki Kinbasha, Co., Ltd. the surviving company established on January 6, 1978 (subsequently, the company was renamed to Kinbasha, Co., Ltd.) was executed or the documents necessary to execute the registration were issued to the lender or the judicial scrivener designated by the lender.

(vii) As for existing security interest, all documents necessary to change the registration on a change in the debtor of collateral debts secured by the revolving mortgage according to the instructions from the lender (except for the certificate of seal impression of the representative of the borrower, a copy of the commercial registry or a certificate of the all registered matters of the borrower and other documents approved by the lender) were submitted to the lender or the judicial scrivener designated by the lender.

(viii) There have been no change in documents submitted by the borrower to the lender according to the item (x) since the date of certification or date of preparation.

(ix) The prerequisite fulfillment certificate to the effect that the above-mentioned prerequisites are fulfilled has been submitted to the lender by the representative director of the borrower.

(x) The borrower submitted all the following documents to the lender and their contents satisfy the lender.

(a) The presentation of a seal-impression or of a signature of the borrower in form separately defined by the lender

(b) A copy of the certificate of seal impression and a copy of the application for registration of incorporation (one with a receipt stamp) submitted to the regional legal affairs bureau of the borrower and the certificate of seal impression, a copy of the commercial registry or the certificate of all registered matters of the parent company (one with the date of certificate within one month after the date of execution)

(c) The articles of incorporation and its attached documents (if any) of the borrower and the parent company (being effective at the time of submission with the original certificate being attached)

(d) The shareholders registries of the borrower and the parent company (at the time of

submission with the original certificate being attached)

(e) The minutes of the board of directors of the borrower concerning entering into the related contracts, making the loan and establishing and using the security interest (with the original certificate being attached)

(f) The minutes of the general shareholders' meeting of the borrower concerning approving a transfer of the borrower's shares to the third parties as a result of establishing and executing the security interests based on the share pledge agreement (with the original certificate being attached)

(g) The minutes of the board of directors of the parent company approving its conclusion of the related contracts where the parent company being the person concerned and pledging the real estate held by the parent company (a land and a building located in 2-211 Saiwai-cho, Hitachi-shi) as collateral for the borrower (with the original certificate being attached)

(h) The financial statements for the latest financial year of the parent company

(i) Annual and long-term business plans of the borrower approved at the board of directors

(j) A copy of the written consent from all lessors of the rent contracts concerning a change of the lessee in the rent contracts to the borrower

(k) A copy of the written approval from all lessors of the rent contracts concerning a change of revolving mortgages of the existing security interests (including transfers in case where the revolving mortgage is transferred)

(l) Documents necessary to terminate the ordinary savings account with Hitachi Chuo branch of the lender took over by the borrower as a result of the split (account number ［0170102］ (however, the deposit was opened in the ex-Ibaraki Bank Ltd.))

(m) A copy of the change agreement excluding parlors relevant to the related businesses on December 20, 2009 from parlors covered by the limited liability partnership contract entered into among the parent company, OTIS. MANAGEMENT, Co., Ltd. and Shoken Sougou Kenkyujo, Co., Ltd. (prepared on November 30, 2007, revised on March 1, 2008 and June 1,

2009)

(n) Other documents, data and certificates reasonably required by the lender

Article 5 (Execution of loan)

(1) The lender, when it does not send a notification according to the paragraph 1 of the Article 6 and confirms that all conditions stipulated in the items of the above Article are satisfied on the date of execution, shall make loans of the loan tranche A and B as follows and deposit the amount deducting the initial interest to be paid on the date of execution according to the Article 9 from the amount of the executed loan in the account for receiving and making payments for each tranche on the date of execution. At time when the amount is deposited in the account for receiving and making payments, the execution of the loan tranche A and B by the lender is deemed to be conducted.

Tranche A: JPY 850,000,000

Tranche B: JPY 645,000,000

(2) The borrower, when the loan was made according to the above paragraph, shall issue a receipt for each tranche immediately.

Article 6 (Non-execution of loan)

(1) The lender, when it makes a decision not to execute the loan for reasons of all or a part of conditions stipulated in the Article 4 being not satisfied, shall notify the borrower of this with the reasons by 11 o'clock am on the date of execution. However, the lender, when the relevant notification is sent and the loan is not executed though all conditions stipulated in the Article 4 are satisfied, cannot be free from the responsibility for the violation of the duty to make loans. The lender, when even a part of the conditions stipulated in the Article 4 (including a submission of the prerequisite fulfillment certificate to the lender stipulated in the item 9 of the same article) is not satisfied by 2 business days before the last business day of June 2010, shall not assume the duty to make loans hereafter.

(2) The borrower, when there is an occurrence of damage, losses and expenses in the lender because it fails to make the loan, bears them unless the non-execution of the loan qualifies as violation of the duty of the lender.

Article 7 (Increased expenses and illegality)

(1) The lender may require the borrower to select either bearing increased expenses or the

termination of the contract with a notification to the borrower. The borrower, within 5 business days after the requirement, shall inform the lender of the selection in paper, and the borrower is deemed to have selected to bear the increased expenses when there is no response in paper within 5 business days after the requirement. The borrower, when selecting the termination of the contract, describe (i) its intention to terminate the contract and (ii) the date of the termination of the contract it prefers (hereinafter called the "preferred date of the contract termination") in the response.

(2) As for the requirement from the lender stipulated in the above item, the borrower, when it selects to bear the increased expenses or it is deemed to have selected to bear the increased expenses, pays money equal to the relevant expenses to the lender according to the provisions of the Article 14.

(3) The contract terminates on the preferred date of the contract termination when the borrower selects the termination of the contract in the paragraph 1 and all debts on the loan-related contracts are met on the same day. At this case, the borrower pays all debts it bears for the lender according to the loan-related contracts to the lender on the preferred date of the contract termination according to the provisions of the Article 14. The loan-related contracts remain effective until the borrower meets all debts to the lender on the loan-related contracts. However, the borrower, when it does not meet all debts on the loan-related contracts by the interest payment date immediately after the borrower receives the requirement stipulated in the paragraph 1 and when there is an occurrence of the increased expenses by the date of meeting the debts, is required to pay the relevant increased expenses to the lender if required by the lender.

(4) The lender, when conclusion and execution of the loan-related contracts and transactions based on the loan-related contracts violate the laws and regulations binding the lender and the borrower, discusses with the borrower to decide the countermeasure.

Article 8 (Repayment of the principal)
The borrower pays the principals of the loan tranche A and B to the lender according to the contract appendix 1-1: Payment schedule for the tranche A and the contract appendix 1-2: Payment schedule for the tranche B, respectively, on the due date for the payment of principal during the period and the maturity date in installments according to the provisions of the Article 14.

Article 9 (Interest)

(1) The interest of the loan shall be prepaid for each compounding interval, and on each interest payment date the borrower shall prepay interests for each compounding interval commencing on the day immediately after the relevant interest payment date (compounding period commencing on the date of execution as for the date of execution) and pay the total amount of interests computed according to the item below by multiplying the principal amounts of the loan tranche A and B by the borrowing rate and net number of days for the relevant compounding interval on each interest payment date according to the provisions of the Article 14.

(2) At the interest calculation method stipulated in the above item, the interest is calculated on the day count basis with both days included and 365 days a year. The division is finally conducted with amount less than 1 yen rounded off.

(3) The borrower agrees to an increase or a decrease in the applicable interest rate linked with a change in the base rate.

Article 10 (Voluntary prepayment)

(1) The borrower may not pay all or a portion of the principal of the loan before due date of payment unless the prepayment is based on the Article 7 or according to the procedures stipulated in the Article or the following Article (hereinafter called "voluntary prepayment" and "involuntary prepayment" for the prepayment based on the Article and the prepayment based on the following Article, respectively).

(2) The borrower, when hoping the voluntary prepayment, shall make a prepayment of the amounts divided proportional to remaining principals on the loan tranche A and B at the same time and, by at noon 20 business days before the date the borrower prefers the voluntary prepayment (hereinafter called "preferred date of prepayment"), inform the lender of (i) the preferred date of prepayment and (ii) the principal of the loan which the borrower hopes to voluntarily prepay (The all remaining principal on the loan or amount exceeding JPY 100,000,000 for each tranche (unit: JPY 1,000,000) when requesting the prepayment of a portion of the principal). The borrower, when once informing the lender of the intention to hope the voluntary prepayment, shall not be able to withdraw or cancel this unless the lender agrees to the withdrawal or cancellation. The lender, at time when the borrower makes a voluntary prepayment, shall make the payback of interests paid to the borrower.

(3) The prepayment of a portion of the principal of the loan, if so, shall be appropriated to the principal amount with the late due date of payment among principal amounts to be paid to the lender on each due date of principal stipulated in the appendix 1-1: Payment schedule for the tranche A and the appendix 1-2: Payment schedule for the tranche B.

(4) The lender pays the principal of the loan voluntarily prepaid on the preferred date of prepayment according to the provisions of the Article 14 while the lender makes the payback of interests paid to the borrower on the same day.

(5) The borrower may not borrow the amount voluntarily prepaid according to the Article again.

(6) The borrower, when making the prepayment stipulated in the Article, shall pay the prepayment fee given by the lender on the date of prepayment.

Article 11 (Involuntary prepayment)

(1) The borrower, when selling operations and assets of the related businesses, shall inform the lender of the intention by at noon 20 business days before the date of receiving the proceeds from sale (hereinafter called “date of receiving the proceeds from sale”), and on the relevant date of receiving the proceeds from sale shall make an involuntary prepayment of the amount deducting reasonable expenses relevant to the sale from the relevant proceeds from sale (hereinafter called “net proceeds from sale”, it is possible to deduct payments to the mortgage holders of the allowed security interests at the sale of properties covered by the allowed security interests when the lender separately approves this) with the upper limit set to the amount of all debts the borrower assumes the duty of payment according to the loan-related contracts. When the net proceeds from sale is not enough to pay all debts of the borrower based on the loan-related contracts, the borrower shall make a prepayment of the amounts divided proportional to the remaining principals of the loan tranche A and B at the same time. The lender, at time when the borrower makes an involuntary prepayment, shall make the payback of interests paid to the borrower.

(2) The borrower, unless there is a written approval of the lender in advance, shall make an involuntary prepayment based on the Article according to the provisions of the Article 14 by making the acquirer of operations and assets of the related-business deposit the net proceeds from sale in the account for making and receiving payments.

(3) The lender, when the balance of the deposit account exceeds JPY 500,000,000 in addition to the above 2 item, may give the borrower a written instruction that the borrower makes an involuntary prepayment of the amounts divided proportional to the remaining principals of the loan tranche A and B at the same time with all or a portion of the deposit account exceeding JPY 500,000,000 on the interest payment date designated by the lender, and the borrower shall follow the instruction from the lender.

(4) The borrower may not borrow the amount involuntarily prepaid according to the Article again.

Article 12 (Late payment charge)

(1) The borrower, when delaying meeting debts to the lender on the loan-related contracts, immediately pays the late payment charge, which is calculated by multiplying the amount of the late payment debts by the annual rate of 14%, for the period from the due date of payment (inclusive) to the date of meeting the all late payment debts (inclusive) soon after the claim from the lender according to the provisions of the Article 14.

(2) At the calculation method for the late payment charge stipulated in the above item, the late payment charge is calculated on the day count basis with both days included and 365 days a year. The division is finally conducted with amount less than 1 yen rounded off.

Article 13 (Costs and taxes and duties)

(1) The borrower shall bear all expenses arising on preparation of, changes in and revisions to the related contracts (including legal fee) and, when the lender bears them for the borrower, immediately pay them according to the provisions of the Article 14 directly after receiving a claim from the lender.

(2) The borrower shall bear all expenses arising at time when the lender ensures and executes the rights or performs the obligations based on the loan-related contracts (including but not limited to legal fee and amounts equal to expenses ordinarily necessary at case where the request is made to outside expertise to dispose of collaterals) and, when the lender bears them for the borrower, immediately pay them according to the provisions of the Article 14 directly after receiving a claim from the lender.

(3) The borrower shall bear all stamp tax arising on preparation of, change in and execution of the loan-related contracts and the related documents and all other taxes and duties

similar to the stamp tax and, when the lender bears them for the borrower, immediately pay them according to the provisions of the Article 14 directly after receiving a claim from the lender.

Article 14 (Performance of debts by the borrower)

(1) The borrower, to meet the debts on the loan-related contracts, by the due date of payment for debts with the due date of payment stipulated in the loan-related contracts and directly after receiving the claim from the lender for debts with no due date of payment stipulated in the loan-related contracts, shall immediately deposit money in the account for making and receiving payments. At this case, it is deemed that the debts of the borrower to the lender have been performed at time when the lender withdrew money from the account for making and receiving payments. The lender shall perform this withdrawal during the due date of payment for the debts with the due date of payment and during the business day immediately after the date of debit for debts with no due date of payment, and the lender does not bear obligations in excess of this at all.

(2) The borrower shall grant the lender the authority to withdraw money from the account for making and receiving payments according to the above paragraph and waive the right to terminate such delegation (the withdrawal from the account does not require the borrower to issue checks, a bank book of ordinary deposit or a request for a refund).

(3) The borrower, when gaining the written approval from the lender, with a method except for one stipulated in the paragraph 1, may meet the debts on the loan-related contracts. The borrower, unless the lender gives the written approval in advance, may not meet the debts on the loan-related contracts with the substitute performance.

(4) Payments by the borrower according to the Article are appropriated in the following order.

(i) Expenses the borrower should pay to the lender according to the loan-related contracts

(ii)Damages and loss compensations the borrower should pay to the lender according to the loan-related contracts

(iii)Late payment charge the borrower should pay to the lender according to the loan-related contracts

(iv) Interests concerning the loan

(v) The principal of the loan

(5) In making appropriation stipulated in the above paragraph, when an amount to be appropriated is below amounts in any of the items, the remaining amount after appropriation in the items with senior priorities is appropriated for the firstly unsatisfied item (hereinafter called “unsatisfied item”) after dividing proportionally to the percentage of the amount for each payables borne by the borrower for such unsatisfied item with the due date of payment coming.

(6) The loan tranche A and B shall be rated the same priority, and when there is a shortage concerning the same item of the paragraph 4, the remaining shall be appropriated after divided proportional to the percentage of an amount of each payable with the due date of payment coming (including collection as a result of execution of security interest).

(7) The borrower, for payments of debts based on the loan-related contracts, unless laws and regulations requires, shall not deduct taxes and duties. The borrower, when have to deduct taxes and duties from the amount to be paid by the borrower, shall additionally pay the necessary amount so that the lender can receive the amount receivable at case where the taxes and duties are imposed on the lender. At this case, the borrower directly delivers the tax payment certification issued by Japanese tax authorities relevant to withholding or other competent authority or the documents equal to this to the lender within 30 days after the date of paying the taxes.

Article 15 (Borrower’s Representations and Warranties)

The Borrower represents and warrants to the Lender, as of the execution date and the effective date of this Agreement, except for the Acceptable Matters and Permissible Security Interests listed in Appendix 5 and 6, that matters stipulated in each of the below items are true and accurate. The Borrower shall, within the scope of legally sufficient cause, compensate for any loss, expense and other damage incurred by the Lender resulting from falseness or inaccuracy of any representation and warranty set forth in this Article (including but not limited to expenses paid to avoid, limit or recover a loss, including legal fees).

(i) Due organization and existence.

party for the execution and performance of the Related Agreements).

(viii) Non-Existence of Lawsuit, Dispute, Administrative Sanction, etc.

No litigation, arbitration, administrative proceeding or other dispute that has, or possibly has, a material adverse effect on the performance of obligations under the Related Agreements has been, or is likely to be, commenced with respect to the Borrower.

(ix) Solvency.

The Borrower has the capacity to pay existing obligations and the execution and performance of the Related Agreements will not result in suspension of payment or insolvency.

(x) Non-Existence of Ground for Acceleration.

Any of the grounds for acceleration as specified in each of the Items of Paragraph 1 or 2 of Article 17 has not arisen or is unlikely to arise.

(xi) No Material Change to Financial Position.

Since the last accounting period, with respect to the Borrower's business, properties or financial position, there has been no material change that is likely to have a material impact on the performance of obligations under the Related Agreements,

(xii) No Obligation and Security Interest.

Other than monetary obligations under the Agreements Related to the Loan and those that are disclosed in the Security Interest and the Permissible Security Interests (Appendix 6) and Acceptable Matters (Appendix 5), the Borrower does not owe any obligation under a loan for consumption, quasi-loan for consumption, corporate bond, guarantee related to these or other obligation of similar nature, lease obligations that amount to JPY 75 million, or has not created any security interest for its assets.

(xiii) Non-Subordination.

The debts of the Borrower under the Agreements Related to the Loan does not rank junior, or at least ranks equal, to other debts of the Borrower.

(xiv) Validity and Perfection of Security Interest.

Upon the completion of procedures pursuant to the provisions of the Agreements Related to the Loan including the Security Agreement, each of the Security Interests will become a valid, perfected, first-priority security interest. (The priority of the Existing Security Interests remain the same as that before the Split; however, the collateral in Ryugasaki-shi is the first priority.)

(xv) Accuracy of Financial Statements.

Financial statements of the Borrower and the Parent Company submitted to the Lender by the Borrower are in accordance with the law of Japan and applicable laws and regulations, accurate under generally accepted accounting principles and duly prepared.

(xvi) Tax Return.

Tax returns of the Borrower and its Parent Company are properly filed in accordance with applicable laws and regulation; corporate income taxes, income taxes, inhabitant taxes, business taxes as well as interest taxes, delinquent taxes, delinquent charges or additional taxes, additional amounts thereof and any other taxes and payments under tax withholding obligations that are due are all paid in a timely manner; and to the best of the Borrower's knowledge, any additional tax or disposition of delinquency is not likely to happen with respect to these taxes and tax withholding obligations.

(xvii) Information Disclosure.

Data, documents or information concerning the Borrower and the Parent Company that the Borrower provided to the Lender in writing, verbally, electronically, or by other means is all true and accurate. Information that has a material impact on the execution and performance of the Related Agreements is all disclosed.

(xviii) Deposit Account.

The Borrower does not have any deposit account other than those listed in Appendix 3.

(xix) The Parent Company owns all the outstanding shares of the Borrower.

Article 16 (Covenants of the Borrower)

(1) The Borrower shall covenants to comply with the following items until all its obligations to the Lender under the Agreements Related to the Loan are fully performed.

(i) Maintenance and Existence of Corporation.

The Borrower shall maintain legal and valid existence as a corporation.

(ii) Maintenance of Licenses, etc.

The Borrower shall maintain Licenses, etc. that are necessary for operating the business of the Borrower, and continue its operation in compliance with the Companies Act and other laws and regulations, as well as the articles of incorporation, the board of directors rules and other internal rules. With respect to the matters set forth in Appendix 5, it shall obtain approval for them by the date designated in the same Appendix.

(iii) Payment of Taxes and Public Dues.

The Borrower shall pay taxes and public dues by the due dates.

(iv) Borrower's Deposit Accounts and Fund Management.

The Borrower shall not own any deposit account other than those listed in Appendix 3. The Borrower shall manage its funds in accordance with the Memorandum of Understanding. The ordinary deposit account at the Lender's Hitachi Chuo Branch (account number: 0170102) (of former Tsukuba Bank) that was succeeded by the Borrower due to the Split shall be closed on the Execution Date.

(v) Debit/Credit Account.

The Borrower shall credit to the Debit/Credit Account all the money accrued from the Related Businesses (excluding reserves for the purchase of special gifts for the following day and payments on the day for additional purchases of special gifts pre-approved by the Lender).

(vi) Deposit Account.

The Borrower shall transfer all the outstanding amount of the Deposit/Credit Account to the Deposit Account after deducting the amount of reserves for paying for adjustment of gift expenses, next payment of principal and interest, rents to be paid, expenses to be paid, reserves for capital investments and head office administrative expenses to be paid, in accordance with the Memorandum of Understanding, so that it will be appropriated for the repayment of future obligations under the Agreements Related to the Loan and for the use of funds in the Deposit Account as stipulated in the Related Agreements.

(vii) Restriction on Debt Burdens, Guarantees, Creation of Security Interests, Transfer of Assets and Lending.

The Borrower shall not engage in the following acts without prior written consent of the Lender:

(a) i. Owinig any new obligation under a loan for consumption (excluding the Loan), quasi-loan for consumption, corporate bond, guarantee related to these or other obligation of similar nature, or ii. owing lease obligations that, combined with existing lease obligations, amount to JPY 75 million or more;

(b) Changing settlement and payment terms of any existing obligation under a loan for consumption (excluding the Loan), quasi-loan for consumption, corporate bond, guarantee related to these or other obligation of similar nature;

(c) Creating a security interest (excluding the Security Interests and

Permissible Security Interests) in assets of the Borrower, or assigning assets of the Related Businesses, except for sales of game boars;

(d) Extending loans;

(e) Newly acquiring a right to or relating to real property; or

(f) Agreeing to an increase in real property rents relating to the Related Businesses.

(viii) Provisions of Financial Restrictions.

The Borrower shall comply with the provisions of financial restrictions stipulated in Appendix 4, and report the compliance status to the Lender using the form stipulated in Appendix 7 within 90 days after the last day of the fiscal first half-year and within 90 days after the last date of the annual fiscal year.

(ix) Prohibition of Entity Conversion, etc.

The Borrower shall not, without prior written consent of the Lender, effect a merger, company split, share exchange, share transfer, capital decrease, acquisition or cancellation of its treasury shares, derivatives for speculative purposes, assignment of part or all of its business, change to the articles of incorporation or change of business year. The Borrower shall not, without prior written consent of the Lender, take action that makes or is likely to make a person other than the Parent Company a shareholder of the Borrower. The Borrower shall not let the Parent Company assign, pledge, or dispose in other ways, shares of the Borrower (excluding the pledge of collateral to the Lender). The Borrower shall not, without prior written consent of the Lender, let the Joint Surety resign from the representative director position at the Borrower or the Parent Company on his own accord.

(x) Prohibition of Change, etc. to Important Agreements concerning the Business.

The Borrower shall not, among others, amend, cancel, or terminate (including non-renewal upon the expiration of the term) any important agreements concerning the business, including the Service Agreement (Parent Company), the Service Agreement (Accounting Firm) and the Lease Agreement. The Borrower shall maintain these important agreements concerning the business.

(xi) Compliance with Restrictions on the Use of Funds.

The Borrower shall comply with the use of funds as stipulated in Article 3.

(xii) Prohibition of Retracting Corporate Resolution.

The Borrower shall not, among others, revise or retract any corporate resolution of the Borrower that was made with respect to the Related Agreements, such as

the resolution of the board of directors to approve the execution of the Related Agreements, receipt of the Loan, and creation or use of the Security Interests.

(xiii) Prohibition of Entering into an Agreement that Contradicts or Conflicts with the Related Agreements.

The Borrower shall not enter into any other agreement whereby (a) execution and performance of the Related Agreements result in a violation, default, acceleration or cancellation under any other agreement, and (b) such violation will have a material adverse effect on the performance of obligations under the Related Agreements.

(xiv) Maintenance of Non-Subordination.

The Borrower shall not subordinate its obligations under the Agreements Related the Loan, or at least maintain them as equal, to other obligations of the Borrower.

(xv) Maintenance of Securities Interests, etc.

(a) The Borrower shall, in accordance with instructions of the Lender, take all the actions necessary to maintain the validity, first priority (the priority of the Existing Security Interests remain the same as that before the Split; however, the collateral in Ryugasaki-shi is the first priority), and perfection of the Security Interests. .

(b) The Borrower shall, promptly after the Execution Date, make a registration of descriptions of unregistered buildings (type - janitor's room; structure - wooden, galvanized steel plate, one-story building above the ground; floor area - 8.55 square meters) accompanying the real properties for which the Borrower succeeded to the ownership due to the Split (land and buildings located at 2240-869 Nagayama-mae-aza, Wakashiba-machi, Ryugasaki-shi, Ibaraki), create a revolving mortgage on the building as designated by the Lender, and make a registration of such establishment.

(c) Among real properties for which the Borrower succeeded to the ownership due to the Split (Ushiku-Minami branch and Ishioka branch) and the real properties owned by the Parent Company (land and buildings located at 2-211 Saiwai-cho, Hitachi-shi), with respect to those for which the registration of ownership remains with the non-surviving company Kinbasha Co., Ltd. founded on March 20, 1957 as it was the case at the time of the absorption-type merger on July 1, 1999, the Borrower shall, promptly after the Execution Date, make necessary registrations to change the ownership to the surviving company Ibaraki Kinbasha Co., Ltd. founded on January 6, 1978 (renamed later as Kinbasha Co., Ltd.).

(d) If the Lender requests the Borrower to make a change to the Security Interests or create an additional security interest in any of the assets that are in scope of the Security Interests in connection with a merger of the Lender executed on March 1, 2010 in which The Kanto Tsukuba Bank, Limited (renamed as Tsukuba Bank, Limited upon the merger) is the company surviving the absorption-type merger and the Tsukuba Bank, Limited is the company absorbed in the absorption-type merger; the Borrower shall respond to such an request promptly.

(xvi) Transactions with the Parent Company.

The Borrower shall not transact with the Parent Company under terms that are significantly different from the terms of ordinary transactions.

(xvii) Prohibition of Dividend.

the Borrower shall not pay dividends of surplus.

(xviii) No bankruptcy filing of the Borrower and the Parent Company.

With respect to the Borrower and the Parent Company, no petition may be filed for the commencement of bankruptcy proceedings, corporate reorganization proceedings, special liquidation proceedings, civil rehabilitation proceedings, special conciliation proceedings, and other proceedings of similar nature (including those filed outside Japan).

(xix) Maintenance of Voting Rights of the Borrower.

The Parent Company shall, (a) during the term of the Loan, maintain 100 percent of the total voting rights of shares in the Borrower.

(xx) Change of Business Plan.

The Borrower shall not, without prior written consent of the Lender, change any of the Business Plans.

(xxi) Information Disclosure and Reporting Obligation.

(a) The Borrower shall submit to the Lender financial statements, etc. concerning the interim settlement of the Borrower and the Parent Company within 90 days after the last day of the fiscal first half- year and within 90 days after the last day of the annual fiscal year. In addition, if the Lender so requests, the Borrower shall notify in writing of matters concerning assets, business management, operations and the like of the Borrower and the Parent Company thereby providing necessary facilities for review.

(b) The Borrower shall submit the report stipulated in Item (viii) of this Paragraph pursuant to the same Item.

(c) The Borrower shall submit to the Lender its and the Parent Company’s

monthly trial balance and a copy of bankbooks as of month-end for accounts used for paying expenses by the 20th day of the following month.

(d) In cases of a change to the articles of incorporation or the registered matters of the Borrower or the Parent Company, the Borrower shall notify the Lender to that effect in writing and submit the revised articles of incorporation or certified copy of commercial registration.

(e) If the Borrower recognizes any occurrence, or risk of occurrence, of a ground for acceleration, the Borrower shall promptly report it to the Lender in writing.

(f) If the Borrower recognizes its violation or possible violation of the Related Agreements (including falseness and inaccuracy in representations and warranties; the same shall apply hereinafter), the Borrower shall promptly report it to the Lender.

(g) If the Borrower recognizes that any of its obligations other than those under the Related Agreements (however, limited to lease obligations, obligations under loans for consumption, quasi-loans for consumption and corporate bonds, and other obligations of similar nature) are subject or is likely to be subject to acceleration or compulsory execution, it shall promptly notify it to the Lender in writing.

(h) If any order or notice of provisional attachment, provisional disposition, preservative attachment or attachment has been dispatched with respect to the assets, etc. of the Borrower or the Parent Company, or if any adjudication that orders the enforcement of preservative attachment or attachment has been rendered against such assets, the Borrower shall promptly report it to the Lender.

(i) In case of the commencement or possible commencement of any litigation, arbitration, administrative proceeding and other dispute that has or is likely to have a material adverse effect on the performance of obligations under the Related Agreements with respect to the Borrower or the Parent Company, the Borrower shall promptly notify it to the Lender. In addition, it shall make efforts to resolve such a dispute so that it will not have a significant adverse effect on the performance of obligations under the Related Agreements.

(j) If the Borrower recognizes that any material change or an event that will have a material impact has occurred or is likely to occur with respect to assets, business operation, business conditions, credit standing and the

like of the Borrower or the Parent Company, or that there is a possibility of such an occurrence, the Borrower shall promptly report it to the Lender in writing.

(k) The Borrower shall submit a certificate of seal of its representative, its certified copy of commercial registration, certificate of all present matters and other documents reasonably required by the Lender, to the Lender within six business days after the Execution Date.

Article 17 (Acceleration)

(1) If any of the events described in the items below has occurred, all of the Borrower's debts payable to the Lender under the Agreements Related to the Loan shall automatically become due and payable without any notice or demand from the Lender, and the Borrower shall immediately pay the principal and the interest of the Loan and any other payment obligation the Borrower owes under the Agreements Related to the Loan pursuant to the provisions of Article 14:

(i) Filing of Petition for the Commencement of Bankruptcy Proceedings.
If the Borrower suspends payments, becomes insolvent or has a negative net worth, or any petition with respect to the Borrower is filed for the commencement of bankruptcy proceedings, corporate reorganization proceedings, special liquidation, civil rehabilitation proceedings, special conciliation proceedings and other similar legal liquidation proceedings (including similar filings made outside Japan);

(ii) Dissolution.
If a resolution for dissolution of the Borrower is adopted or the Borrower receives an order of dissolution;

(iii) Discontinuation of Business.
If the Borrower has abolished its business;

(iv) Suspension of Draft Transactions.
If transactions of the Borrower have been suspended by a clearinghouse (including similar dispositions taken outside Japan); or

(v) Attachment.
If an order or notice of provisional attachment, preservative attachment, or attachment has been dispatched, or any adjudication that orders an enforcement of preservative attachment or attachment has been rendered, with respect to the deposit receivables and other receivables held by the Borrower

against the Lender.

(2) If any of the events described in the items below has occurred, all of the Borrower's debts payable to the Lender under the Agreements Related to the Loan shall become due and payable upon notice to the Borrower from the Lender and the Borrower shall immediately pay the principal of the Loan and the interest and any other payment obligation that the Borrower owns under the Agreements Related to the Loan in accordance with the provisions of Article 14:

(i) The Borrower.
If the Borrower has defaulted in performing when due, in whole or in part, the principal of the Loan and the interest and any other payment obligation that the Borrower owns under the Agreements Related to this Loan;

(ii) Breach of Representations and Warranties.
If any representation and warranty set forth in the items of Article 15 has been found to be untrue;

(iii) Breach of Provisions on the Financial Restrictions.
If the Borrower infringes any of the provisions of financial restrictions stipulated in Appendix 4;

(iv) Other Breach of Obligation.
Except for the cases described in the preceding two items, if the Borrower fails to perform all or any part of its obligations under the Related Agreements, breaches any of the provisions of the Related Agreements, or fails to comply with any of the provisions of the Related Agreements;

(v) Breach of the Use of Funds.
If the Borrower uses the money obtained by the Loan for any purpose other than the use of funds stipulated in Article 3;

(vi) Acceleration with respect to Debts other than Those under the Related Agreements.
If any of Borrower's obligations other than those under the Related Agreements (however, limited to lease obligations, obligations under loans for consumption, quasi-loans for consumption and corporate bonds, guarantees for theses, and other obligations of similar nature) has become due and payable, or the Borrower has failed to pay the obligation when due, or the obligation becomes subject to compulsory execution.

(vii) Attachment, etc. of Collaterals.

If any order or notice of attachment, provisional attachment, preservative attachment, or provisional disposition has been dispatched or auction procedures have been commenced with respect to anything that is the subject of the Security Interests;

(viii) Ineffectiveness of the Securities Interest.

If the Security Agreement becomes invalid, or the Security Interests become ineffective or cease to be the first priority (the priority of the Existing Security Interests remains the same as that before the Split; however, the collateral in Ryugasaki-shi is the first priority) or cease to be perfected;

(ix) Suspension of Business, Loss or Cancelation of Licenses.

If the Borrower has suspended its business or received dispositions such as suspension of business from the competent government authority and the like, or important Licenses, etc. that are necessary to operate its business have been lost or cancelled;

(x) Contractual Breach of the Parent Company or the Joint Surety.

If the Parent Company breaches any agreement made between the Parent Company and the Lender (including provisions of the Related Agreements and any other agreement in which the Parent Company is a party) or the Joint Surety breaches any agreement made between the Joint Surety and the Lender (including Article 21 and other provisions of this Agreement, and provisions of the Related Agreements and any other agreement in which the Joint Surety is a party).

(xi) Commencement of the Parent's or Joint Surety's Bankruptcy Proceedings.

If the Parent Company or the Joint Surety suspends payments, becomes insolvent or has a negative net worth, or any petition is filed with respect to the Parent Company or the Joint Surety for the commencement of bankruptcy proceedings, corporate reorganization proceedings, special liquidation, civil rehabilitation proceeding, special conciliation proceedings and other similar legal liquidation proceedings (including similar filings made outside Japan); or

(xii) Deterioration of Financial Position.

Except for preceding items, if any material change or event that will have a material impact has occurred or is likely to occur with respect to assets, business operation, business conditions, credit standing and the like of the Borrower or the Parent Company and the Lender reasonably determines that preservative attachment is required.

(3) If the notice dispatched pursuant to the preceding Paragraph has been delayed or has

not been delivered to the Borrower due to fault of the Borrower, all of the Borrower's debts under the Agreements Related to the Loan shall become due and payable by the time such notice should have been delivered, and the Borrower shall immediately pay the principal and interest of the Loan, fees and any other money that the Borrower owns under the Agreements Related to the Loan in accordance with the provisions of Article 14.

(4) If either Tranche A of the Loan or Tranche B of the Loan becomes due and payable with respect to the Borrower, all of the Loan shall become due and payable.

Article 18 (Set-off and Enforcement of the Security)

(1) When the Borrower is required to perform its obligations to the Lender under the Agreements Related to the Loan upon their due date, upon acceleration or otherwise, (i) the Lender may, notwithstanding the provisions of Paragraph 3, Article 14, set off receivables it has against the Borrower under the Agreements Related to the Loan against its deposit obligations or other obligations owed to the Borrower, whether or not such obligations are due and payable, and (ii) the Lender may omit giving prior notice and following established procedures, may take the deposited amount on behalf of the Borrower and apply this amount to the payment of obligations. The interest, default interest and others for receivables and obligations involved in such a set-off or application to payment shall be calculated up to the time of such calculation, and in such calculation, the interest rate and default interest rate shall be in accordance with each agreement. If the amount to be set-off or applied to payment is not sufficient to extinguish all of the Borrower's debts, the Lender may apply such set-off amount in the order and method it deems appropriate, and the Borrower shall not object to such application.

(2) The Borrower may, upon the due date of payment of the Loan, and if it is necessary for the Borrower to preserve its deposit receivables or any other receivables that it has against the Lender that became due, set off such receivables against its obligations owed to the Lender under the Agreements Related to the Loan, notwithstanding the provisions of Paragraph 3, Article 14. In this case, the Borrower shall give written set-off notice to the Lender and immediately submit to the Lender the receivable certificates for the deposit receivables or other receivables being set-off and the passbook impressed with the seal of the seal impression submitted. The interest, default interest and others for the receivables and obligations involved in such a set-off shall be calculated up to the day of receipt of such set-off notice, and in such calculation, the interest rate and default interest rate shall be in accordance with each agreement. If the Borrower's receivables

to be set-off are not sufficient to extinguish all of its debts, the Borrower may apply such set-off amount in the order or method of application deemed appropriate by the Lender, and the Borrower shall not object to such application.

(3) When the Borrower is required to perform its obligations to the Lender upon due date, acceleration, or otherwise, the Lender may, notwithstanding the provisions of Paragraph 3, Article 14, enforce the Security Interests.

(4) In the case of any set-off pursuant to Paragraph 1 or 2 or enforcement of the Security Interests pursuant to Paragraph3, the Borrower in the case of Paragraph 1 and 3 or the Lender in the case of Paragraph 2 shall promptly notify such content to the other party in writing. If such notification has been delayed without any reasonable reason, any damage, loss or costs and the like incurred by the Lender or the Borrower resulting from the delay shall be beard by the party that failed in making the notification.

Article 19 (Amendment to this Agreement)

This Agreement may not be amended expect as agreed in writing by the Borrower and the Lender.

Article 20 (Assignment)

(1) The Borrower may not, without prior written consent of the Lender, assign to any third party its status as a party or its obligations under this Agreement.

(2) The Lender may, whether wholly or partly, assign to any third party, pledge or dispose in any other way any receivables and security interests that the Lender owns under the Related Agreements and its status as a party under the Related Agreements. The Borrower shall unconditionally and irrevocably consent to such assignment, pledge, disposal and the like, and shall provide cooperation to the extent generally considered reasonably necessary (including but not limited to obtainment of a consent letter of the Borrower with respect to the assignment of receivables or the status or rights and obligations of the Lender). Expenses incurred from such assignment, pledge, disposition made by the Lender shall be beard by the Lender.

Article 21 (Guarantees)

(1) The Joint Surety shall be jointly and severally liable to any of obligations that the Borrower owns under this Agreement, and shall comply with this Agreement with respect to the performance.

(2) The Joint Surety shall not make a set-off with deposits and other receivables the Borrower has against the Lender.

(3) The Joint Surety shall not claim discharge even if any security or other guarantees are amended or cancelled when deemed appropriate by the Lender.

(4) If the Joint Surety has performed its guarantee obligations under this Agreement, if any obligation between the Borrower and the Lender remains outstanding under this Agreement and other agreements, any right obtained from a bank by subrogation shall not be exercises without consent of the Lender. If the Lender so requests, such right or the order shall be assigned to the Lender gratuitously.

(5) If the Joint Surety has provided any other guarantee with respect to transactions between the Borrower and the Lender, the guarantee amount herein shall be added to the maximum amount of such guarantees. The same shall apply to cases in which the Joint Surety provides any other guarantee in the future with respect to transactions between the Borrower and the Lender.

(6) The Joint Surety shall not, without consent of the Lender, file any petition with respect to the Borrower or the Parent Company for the commencement of bankruptcy proceedings, corporate reorganization proceedings, special liquidation, civil rehabilitation proceedings, special conciliation proceedings and other similar legal liquidation proceedings (including similar filings made outside Japan).

(7) The Joint Surety shall not, without consent of the Lender, resign on his own accord from the representative director position at the Borrower or the Parent Company.

Article 22 (General Provisions)

(1) Confidentiality.

The Lender, Borrower and the Joint Surety must not, even after the completion transactions pertaining to the Agreements Related to the Loan, disclose or divulge to any third party the content and the existence of the same Agreements and any information obtained in connection with the execution or performance of the same Agreements (except for facts already in the public domain) without the consent of the party that disclosed the information; provided, however, that this shall not apply if:

(i) the information is disclosed to officers and employees of the Lender or the Borrower;

(ii) the Information is required to be disclosed in accordance with laws and regulations, a court order or demand from a supervisory authority or self-regulatory organization;

(iii) the information is disclosed to external experts such a legal counsel, public accountant, tax accountant;

(iv) disclosure of the information is necessary to assign to a third party, pledge or

dispose in any other way any receivables and security interests that the Lender owns under the Related Agreements and its status as a party under the Related Agreements, whether wholly or partly;

(v) disclosure of the information is necessary to outsource management and collection of debts based on the Loan to a third party; or

(vi) disclosure of the information is necessary to create or perfect the Security Interests under the Security Agreement.

(2) Risk Nearing, Exemption, Compensation and Indemnification.

(i) If any documents furnished by the Borrower to the Lender have been lost, destroyed or damaged for any unavoidable reasons such as incidents or natural disasters, the Borrower shall perform its obligations under the Agreements Related to the Loan based on the records, such as books and vouchers, of the Lender. The Borrower shall, upon request of the Lender, promptly prepare substitute documents and furnish them to the Lender.

(ii) With respect to any transaction executed upon checking by the Lender of the representative's seal impression of the Borrower used for transactions under the Agreements Related to the Loan against the seal notified by the Borrower and finding them the same, the Borrower shall bear any damages, loss and expenses resulting from incidents such as a forgery, falsification, and misappropriation of a seal.

(3) Severability of the Agreements Related to the Loan.

Should any provision that constitutes a part of the Agreements Related to the Loan be held null, illegal, or unenforceable, the validity, legality and enforceability of all other provisions shall in no way be prejudiced or affected.

(4) Application of the Bank Transaction Agreement.

The provisions of the Agreement on Bank Transactions separately submitted by the Borrower and the Parent Company shall apply to this transaction except for the part that conflicts with any provision of the Agreements Related to the Loan.

(5) Notices.

(i) Any notice under the Agreements Related to the Loan shall be made in writing expressly stating that it is made in accordance with the same Agreements, and given by any of the methods described in (a) to (c) below to the address of the receiving party described in this item.

(a) personal delivery;

(b) Registered mail or courier service; or

(c) Transmission by facsimile (the original copy of notice must be delivered later by either of the methods described in (a) and (b) above).

Lender: Tsukuba Bank, Ltd.
Hitachi Branch, Sales Group
1-4-11 Kashima-cho, Hitachi-shi, Ibaraki
Facsimile No.: 0294-22-2075

Borrower: Kanto Kinbasha, Co., Ltd.

2-1-10 Saiwai-cho, Hitachi-shi
Facsimile No.: 0294-25-0081

(ii) The notice pursuant to the preceding item shall become effective at the time, in the case of transmission by facsimile, when receipt of facsimile is confirmed, and in the case of any other methods, when actually received.

(6) Changes in Notified Matter.

(i) In the case of changes in the address for delivering notices, trade name, representative, agent, signature, seal, location and the like, the Lender and the Borrower shall immediately notify the other party of such changes in writing.

(ii) If notice given under the Agreements Related to the Loan is delayed or not delivered as a result of a failure to notify as described in the preceding item, such notice shall be deemed to have arrived at the time when it should have normally arrived.

(7) Calculation.

Unless otherwise expressly provided for with respect to any calculation under the Agreements Related to the Loan, all calculation shall be inclusive of first and last days on a per diem basis assuming that there are 365 days per year wherein the division shall be done at the end of the calculation, and fractions less than one Yen shall be rounded down.

(8) Notarial Deed.

If the Lender so requests, the Borrower shall request a notary public to procure the execution of a notarial deed that shall approve the obligations under the Agreements Related to the Loan and accept the enforcement by the Lender.

(9) Governing Law and Jurisdiction.

This Agreement shall be governed by the laws of Japan and the Mito District Court

shall have the exclusive jurisdiction for the first instance over any dispute arising in connection with this Agreement.

(10) Language

This Agreement shall be prepared in the Japanese language and the Japanese version shall be the original.

(11) Consultation

Any matters not set forth in this Agreement, or in the case of any doubt among the parties with respect to the interpretation, the Borrower, the Joint Surety and the Lender shall consult in good faith and shall determine the response.

(12) Others

The Lender and the Borrower shall, upon confirming that the loan under the loan agreement dated December 21, 2009 between the Lender (The Kanto Tsukuba Bank, Limited.) and the Borrower (hereinafter in this Paragraph referred to as the “Old Loan Agreement”) has not been executed, agree that the Old Loan Agreement shall lose its effect upon the execution of this Agreement, and then the Lender shall execute loans only under this Agreement.

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IN WITNESS WHEREOF, the representatives or their designees of the Borrower and the Lender and the Joint Surety have caused this Agreement to be executed in one original, affixing their names and seals, and the Lender shall retain the original and deliver copies thereof to the Borrower and the Joint Surety.

March 30, 2010

The Lender: Tsukuba Bank, Ltd.

2-11-7 Chuo, Tuchiura-shi, Ibaraki Prefecture
Tsukuba Bank, Ltd.
Kozo Kimura, Representative Director

The Borrower: Kanto Kinbasha, Co., Ltd.

2-1-10 Saiwai-cho, Hitachi-shi, Ibaraki Prefecture
Kanto Kinbasha, Co., Ltd.
Masatoshi Takahama, Representative Director

The Joint Surety:

3-8-1 Benten-cho, Hitachi-shi
Masatoshi Takahama
